UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

VANTAGE HEALTH

(Exact name of registrant as specified in its charter)

Nevada	333-168930	93-0659770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Warren St.  Suite 200

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 503-3570

2395 Broadway Street Redwood City, CA 94063
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

On December 31, 2013, we issued to Accent Healthcare Advisors, LLC, a California limited liability company, as compensation for their past and future advisory services for the next several years in the bio-pharmaceutical and healthcare industries, a warrant to purchase up to 25,000,000 shares of the Company’s common stock, par value $.01 per share (the “Warrant Shares”), for a period of seven years at an exercise price of $0.049 per share (the “ Warrant ”). The exercise price was calculated based on the prior ten days average closing price per share.

The holder may not exercise the Warrant such that the number of shares of common stock beneficially owned by the holder and its affiliates exceeds 4.9% of the total outstanding shares of common stock of the Company.

The exercise price and number of Warrant Shares are subject to adjustment upon the subdivision or combination of the Company’s common stock. Further, upon the consolidation, merger or sale of the Company, the holder is entitled to receive, at the Company’s discretion, either (a) if the Warrant is exercised, the consideration payable with respect to or in exchange for those Warrant Shares that would have been received if no consolidation, merger or sale had taken place or (b) cash equal to the value of the Warrant as determined in accordance with the Black-Scholes option pricing formula.

If the resale of the Warrant Shares is not registered pursuant to an effective registration statement under the Securities Act, the holder may, in lieu of paying the exercise price, effect a cashless exercise of the Warrant.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to such Warrant, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGE HEALTH

	By:	/s/ J. Jeremy Barbera
	Name:	J. Jeremy Barbera
	Title:	President and Chief Executive Officer
Date: January 3, 2014